Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-110731 on Form S-8 of our report dated June 20, 2008 relating to the financial statements and financial statement schedules of South Jersey Industries, Inc. 401(K) Plan, appearing in this Annual Report on Form 11-K of South Jersey Industries, Inc. 401(K) Plan for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
June 20, 2008